SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
    Exchange Act of 1934

    Filed by the Registrant                                            [x]
    Filed by a Party other than the Registrant               [  ]

    Check the appropriate box:

    [x]  Preliminary Proxy Statement
    [  ]  Confidential, for Use of the Commission Only (as
          permitted by Rule 14a- 6(e) (2))
    [  ] Definitive Proxy Statement
    [  ] Definitive Additional Materials    [  ] Soliciting Material
         pursuant to rule 14a-11  or Rule 14a-12



    DUCKWALL-ALCO STORES, INC.
    (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement)

    Payment of Filing Fee (Check the appropriate box):

    [ x] No fee required.
    [   ] Fee computed on table below per Exchange Act Rules
          14a-6(I) (4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which
                transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
               Rule 0-11 (Set forth the amount on which the filling fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of
    transaction:

         5)   Total fee paid:

    [   ]     Fee paid previously with preliminary materials

    [   ]     Check box if any part of the fee is offset as provided
              by Exchange Act   Rule 0-11 (a) (2) and identify the filing
              for which the offset fee was paid     previously.  Identify the
              previous filing by registration statement number,    or the
              Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:




    ________________________________________________

                                       DUCKWALL-ALCO STORES, INC.
                                       401 Cottage Street
                                       Abilene, Kansas  67410
                                       (913) 263-3350

    May 1, 1997




    Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Duckwall-ALCO Stores, Inc., to be held at the principal offices of the Company, located at 401 Cottage Street, Abilene, Kansas on Thursday, May 22, 1997, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

         Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.



    Sincerely yours,

    /s/ Glen L. Shank


    Glen L. Shank
    Chairman of the Board

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
    TO BE HELD ON MAY 22, 1997


         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation ("Duckwall" or the "Company"), will be held at the principal executive offices of Duckwall located at 401 Cottage Street, Abilene, Kansas, on Thursday, May 22, 1997, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:


         1. To elect five directors to hold office for a one-year term until the 1998 Annual Meeting of the Stockholders of Duckwall and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

         2. To consider and act upon a proposal to amend the Articles of Incorporation of the Company to provide for the authority to issue ten million
                (10,000,000) shares of Preferred Stock, par value one dollar ($1.00) per share;

         3. To consider and act upon a proposal to amend the Duckwall-ALCO Stores, Inc. 1993 Stock
                 Option Plan;

         4. To consider and act upon ratification and approval of the selection of the accounting firm of KPMG Peat Marwick LLP as the independent auditors of Duckwall for the fiscal year ending February 1, 1998;

         5. To consider and act upon any other matters which may properly come before the Annual
                Meeting of the Stockholders or any adjournment or adjournments thereof.

         In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 4, 1997 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of the Stockholders and any adjournment or adjournments thereof.

         All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Duckwall solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

    By Order of the Board of Directors

    /s/ Charles E. Bogan

    Charles E. Bogan
    Vice President, Secretary
    and General Counsel

    May 1, 1997
    Abilene, Kansas

    DUCKWALL-ALCO STORES, INC.
    401 Cottage Street
    Abilene, Kansas, 67410-0129

    __________________

    PROXY STATEMENT
    __________________

    ANNUAL MEETING OF STOCKHOLDERS
    TO BE HELD MAY 22, 1997

    __________________

    INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation ("Duckwall" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Duckwall for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 1997, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal offices of the Company, located at 401 Cottage Street, Abilene, Kansas, 67410- 0129.

         This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about
    May 1, 1997.

    Proxies

         You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope.
    Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement, in favor of the proposal to amend the Articles of Incorporation to provide for the authority to issue ten million (10,000,000) shares of Preferred Stock, par value of one dollar ($1.00) per share, in favor of the proposal to amend the Duckwall-ALCO
    Stores, Inc. 1993 Stock Option Plan, in favor of ratifying the selection of the accounting firm of KPMG Peat Marwick LLP as Duckwall's independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed attorneys-in-fact.
    A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

    Voting at the Meeting

         For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, par value $0.0001 per share
    ("Common Stock"), shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's Common Stock as of the close of business on April 4, 1997
    (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 5,089,823 shares of the Company's Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common
    Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

         Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is required to (I) approve the proposed amendment to provide authority to issue Preferred Stock, (ii) approve the proposed amendment to the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan,
    (iii) ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors, and (iv) approve such other matters as properly may come before the Annual
    Meeting or any adjournment thereof.

         Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Solicitation of Proxies

         This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The
    Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of Duckwall's transfer agent, will be paid by Duckwall.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of Duckwall located at 401 Cottage Street, Abilene, Kansas. The list also will be available at the Annual Meeting.

         ITEM 1

         ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of five directors. One of the purposes of this Annual Meeting is to elect five directors to serve for a one-year term expiring at the Annual Meeting of Stockholders in 1998 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Board of Directors has designated Glen L. Shank, Dennis A. Mullin,
    Robert L. Barcum, William J. Morgan and Robert C. Amenta as the five nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for both nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

         The Board of Directors recommends that you vote for the election of Glen L. Shank, Dennis A. Mullin, Robert L.
    Barcum, William J. Morgan and Robert C. Amenta as directors.

    Nominees

         The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director at the Annual Meeting.

                                                                    Present
                                                                  Position

With                                Director
    Name                                          Age
Duckwall                             Since

    NOMINEES

    Glen L. Shank                              52     Chairman and
President      1988
    Dennis A. Mullin (1)                    49
Director                              1991
    Robert L. Barcum (2)                   48
Director                              1991
    William J. Morgan (1) (2)            42
Director                              1991
    Robert C. Amenta (1) (2)             30
Director                              1991
    _______________

    (1)  Member of Audit Committee
    (2)  Member of Compensation Committee

         The business experience of each of the directors of the Company during the last five years is as follows:

         Glen L. Shank has served as President of the Company since June 1988 and as Chairman of the Board since May 1991. Between 1982 and 1988, Mr. Shank served as Vice President of Merchandising of the Company.
    Prior to 1982, Mr. Shank served as a Buyer and as a Merchandise Manager for the Company. Mr. Shank has approximately 30 years of experience in the retail industry.

         Dennis A. Mullin is the President and Chief Operating
    Officer of Steel & Pipe Supply Co., Inc., and has served in various capacities with that company for more than the last five years.

         Robert L. Barcum has been President of Applied
    Intelligence Group, Inc., computer consulting firm, since
    1985.

         William J. Morgan has been the President of Pacholder Associates, Inc., since December 1983.
    Pacholder oversees private and public investment funds for institutional investors including certain investments of the Kansas Public Employees Retirement System. He serves as a director of the following: ICO, Inc., an oil field related service company; Kaiser Resources, Inc., a land and environmental development company; USF&G Pacholder
    Fund, Inc., a closed-end mutual fund; PremiumWear, Inc., an apparel manufacturer; and Smith Corona Corporation, which manufactures and markets business equipment.

         Robert C. Amenta is a Senior Vice President of
    Pacholder Associates, Inc., and has been employed by Pacholder Associates, Inc. since 1990.

    Compensation of Directors

         Non-employee directors of the Company receive compensation of $500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. Employee directors of the Company receive no compensation for serving on the Board or any committee thereof.

         On March 18, 1993, the Company entered into an employment agreement with Glen L. Shank, President of the Company. The original term of the employment agreement was to January 31, 1995. The current term of the employment agreement expires on January 31, 1999, subject to certain termination provisions provided in the agreement. The employment agreement provides that Mr.
    Shank's minimum base salary shall be $144,000, subject to increase by the Board of Directors. During the 1997 Fiscal Year, the employment agreement provided for a base salary of $162,200. In the event of death or disability, Mr. Shank or his representative shall be entitled to his salary through the end of the month in which his death occurs or the last day of the sixth consecutive month of his disability, as the case may be.

    Meetings of the Board and Committees

         During the fiscal year ended February 2, 1997, (the "1997 Fiscal Year"), the Board of Directors of Duckwall held four meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during the 1997 Fiscal Year.

         Pursuant to Duckwall's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is no Nominating Committee or other committee of the Board of Directors performing similar functions.

         The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to Duckwall's accounting and financial reporting practices and in addressing the scope and expense of audit and related services provided by Duckwall's independent auditors. The Audit Committee is responsible for recommending the appointment of Duckwall's independent auditors and reviewing the terms of their engagement, reviewing
    Duckwall's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit
    Committee are Robert C. Amenta, William J. Morgan and
    Dennis A. Mullin. The Audit Committee met twice during the
    1997 Fiscal Year.

         The Compensation Committee makes recommendations to the Board of Directors regarding the compensation and benefits of Duckwall's executive officers. The Compensation Committee also administers the Company's Incentive Stock Option Plan.
    The current members of the Compensation Committee are Robert L. Barcum, William J. Morgan and Robert C. Amenta. The Compensation Committee met three times during the 1997
    Fiscal Year.

    EXECUTIVE COMPENSATION AND OTHER
    INFORMATION

    Executive Compensation

         The following table sets forth for the fiscal years ending February 2, 1997, January 28, 1996 and January 29, 1995, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the 1997 Fiscal Year was in excess of $100,000 for services to the Company in all capacities:

    Summary Compensation Table





Long Term Compensation





-----------------------
                                      Annual Compensation
Awards             Payouts
                          ------------------------------------------
----------------     ---------------
(a)                         (b)       ( c)               (d)
(e)           (f)                    (g)          (h)
    (i)
       Name and
Securities                    All Other
       Principal                                       Other Annual
Underlying        LTIP         Compen-
       Position           Year  Salary($)  Bonus ($)  Compensation($)
Options/SARs(#)  Payouts($)    sation ($)
 ----------------------   ----  ---------  ---------  ---------------
---------------  ---------     ---------  ----------

Glen L. Shank                            1997  162,650  75,000
--                      --      4,000                           --
5,110(3)
Chairman and President             1996  157,925 49,250
--                      --      4,750                           --
5,890(4)
                                                    1995 151,737
77,000              --                      --      9,750
           --        4,547(5)

James E. Schoenbeck                  1997 130,100 46,500
--                      --      3,000                          --
5,301(3)
Vice President-Operations          1996 126,276 39,000
--                      --       3,300                         --
6,081(4)
and Advertising                           1995 122,667 63,000
--                      --       7,000                         --
4,586(5)

Bryan M. DeCordova (6)             1997 124,675 37,500
--                       --       2,800                        --
4,725(3)
Vice President-Finance                1996 121,172 37,500
--                       --       3,000                        --
5,505(4)
and Treasurer                                1995 117,450 55,000
--                        --       6,250                       --
3,869(5)

James R. Fennema                        1997 124,625 44,000
--                       --       2,800                       --
5,144(3)
Vice President-                             1996 120,900  37,500
--                        --       3,000                       --
5,924(4)
Merchandise                                 1995 117,360  55,000
--                        --        5,000                      --
5,061(5)

Charles E. Bogan                          1997 117,250 28,000
--                        --        1,800                     --
6,912(3)
Vice President, Secretary              1996 114,850 24,000
--                        --        2,300                     --
7,938(4)
and General Counsel                     1995 112,425 34,000
--                        --        5,250                    --
6,094(5)

    _______________________
          (1)  Reflects bonus earned for the fiscal years ending
    February 2, 1997,  January 28, 1996 and  January 29,
    1995, respectively.

         (2)  Excludes perquisites and other benefits, unless the
    aggregate amount of    such compensation is the lesser
    of either $50,000 or 10% of the total of   annual salary and
    bonus reported for the named executive officer.

          (3)  Includes contributions made by the Company for
    fiscal 1997 to the named    Trust (the "Profit Sharing Plan")
    (together with forfeitures) in the amounts      of $4,209
    each for Mr. Shank, Mr. Schoenbeck, Mr. DeCordova, and
    Mr.     Fennema,  and $3,963 for Mr. Bogan. Also includes
    premiums paid by the   Company with respect to whole
    life insurance for each of the named  individuals for fiscal
    1997 in the amounts of $901 for Mr. Shank, $1,092    for Mr.
    Schoenbeck, $516 for Mr. DeCordova, $935 for Mr.
    Fennema and  $2,949 for Mr. Bogan.

         (4)  Includes contributions made by the Company for
    fiscal 1996 to the named    individual's account in the
    Duckwall-ALCO Stores, Inc. Profit Sharing Plan  and
    Trust (the "Profit Sharing Plan") (together with forfeitures) in
    the     amounts of $4,989 each for Mr. Shank, Mr.
    Schoenbeck, Mr. DeCordova,  Mr. Fennema and Mr.
    Bogan. Also includes premiums paid by the  Company
    with respect to whole life insurance for each of the named individuals for fiscal 1996 in the amounts of $901 for
    Mr. Shank, $1,092      for Mr. Schoenbeck, $516 for Mr.
    DeCordova, $935 for Mr. Fennema and   $2,949 for
    Mr. Bogan.

         (5)  Includes contributions made by the Company for
    fiscal 1995 to the named    individual's account in the Profit
    Sharing Plan (together with forfeitures) in     the amounts
    of $3,646 for Mr. Shank, $3,494 for Mr. Schoenbeck, $3,353 for Mr. DeCordova, $3,646 for Mr. Fennema and
    $3,144 for Mr. Bogan. Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for fiscal 1995 in the amounts of $901 for Mr. Shank, $1,092 for Mr. Schoenbeck,
    $516 for Mr. DeCordova, $935 for Mr. Fennema and $2,949
    for Mr. Bogan. Mr. Fennema's balance includes $480 which is associated with the Company's expenses associated with his relocation.

         (6) Mr. DeCordova resigned as an executive officer of the Company effective March 21, 1997.


    Option Grants, Exercises and Holdings

         The following table provides further information concerning grants of stock options pursuant to the Duckwall-
    ALCO Stores, Inc., Incentive Stock Option Plan during the
    1997 Fiscal Year to the named executive officers:

         Option Grants in Last Fiscal Year






                                                          Potential





                                            Realized Value at





                                             Assumed Annual





                                        Rates of Stock Price





                                                    Appreciation
                                            Individual Grants
(1)                                                 for Option Term

                                                                      %
of
                                        Number of
Total
                                          Securities       Options
                                        Underlying   Granted to
Exercise
                                             Options   Employees  or
Base
                                             Granted   in Fiscal
Price          Expiration
                                                     (#)       Year
($/Sh)         Date                    5%($)     10%($)
    Name
    Glen L. Shank                      4,000   10.77%    12.875         May
24, 2001     14,229    31,441
    James E. Schoenbeck           3,000     8.08%    12.875         May 24,
2001     10,671    23,581
    Bryan M. DeCordova (2)     2,800     7.54%    12.875         May 24,
2001              0             0
    James R. Fennema               2,800     7.54%    12.875         May 24,
2001       9,960    22,009
    Charles E. Bogan                 1,800     4.85%    12.875         May
24,
2001       6,403    14,149

    ___________________
    [FN]
      (1)  The options were granted with an exercise price
    equal to the fair market    value of the Company's Common
    Stock on May 24, 1996. Except in the event of death, if an optionee ceases to be employed by the Company, his or her option shall terminate on the earlier of (I) the expiration of the option, or (ii) the thirtieth day following such
    termination of employment.       In the event of death of
    optionee, the option may be exercised by his or      her
    legal representatives on the earlier of (I) the expiration of the option, or (ii) within twelve months of the date of death. Upon a merger, consolidation, reorganization or liquidation of the Company, the  option may, in the discretion of the
    Compensation Committee, become   immediately
    exercisable until the day immediately prior to the date the contemplated transaction is consummated. The
    options granted were   granted on May 24, 1996 and
    expire on May 24, 2001. The options become exercisable in equal amounts over a four year period beginning one year subsequent to their grant date.

          (2)  Mr. DeCordova resigned his employment effective
    March 21, 1997.   Accordingly, he has forfeited the shares
    under option granted to him on   May 24, 1996.

         No options were exercised by any of the named executive officers during the 1997 Fiscal Year. The following table provides information with respect to the named executive officers concerning unexercised options held as of the end of the 1997 Fiscal Year.

         Last Fiscal Year End Option Values

                                                        Number of
Securities        Value of Unexercised
                                                        Underlying
Unexercised    In-the-Money Options at
                                                        Options at
FY-End(#)       FY-End($)(1)

    Name
Exercisable/Unexercisable     Exercisable/Unexercisable
    Glen L. Shank
12,812/11,438                         56,325/25,325
    James E. Schoenbeck
9,356/8,319                            39,280/20,642
    Bryan M. DeCordova (2)
7,156/0                                   33,018/0
    James R. Fennema
6,375/6,925                            27,141/13,247
    Charles E. Bogan
7,137/5,713                            31,227/14,592

    ________________
          (1)  Assumes a fair market values of $7.20 per share on
    date of grant and      $13.125 per share as of February 2,
    1997 for the options to purchase 5,750, 4,375, 4,375, 2,500 and 3,500 shares of Common Stock granted to Glen L. Shank, James
    E. Schoenbeck, Bryan M. DeCordova,    James R. Fennema
    and Charles E. Bogan, respectively, on June 4, 1993.
    Assumes a fair market value of $9.20 per share on
    date of grant and $13.125 per share as of February 2,
    1997, for the options to purchase 9,750, 7,000, 6,250,
    5,000 and 5,250 shares of Common Stock granted to
    Glen L. Shank, James E. Schoenbeck, Bryan
    DeCordova, James R. Fennema and Charles E. Bogan,
    respectively, on April 28, 1994.  Assumes a fair market
    value of $11.375 per share on date of grant and $13.125 per share as of February 2, 1997, for the options to
    purchase     4,750, 3,300, 3,000, 3,000 and 2,300 shares of
    Common Stock granted to     Glen L. Shank, James E.
    Schoenbeck, Bryan M. DeCordova, James R.   Fennema
    and Charles E. Bogan, respectively on August 29, 1995.
    Also assumes a fair market value of $12.875 per share on
    date of grant and  $13.125 per share as of February 2,
    1997, for the options to purchase 4,000, 3,000, 2,800,
    2,800 and 2,000 shares of Common Stock granted to
    Glen L. Shank, James E. Schoenbeck, Bryan M.
    DeCordova, James R.    Fennema and Charles E. Bogan,
    respectively on May 24, 1996.

         (2)  Mr. DeCordova resigned his employment effective
    March 21, 1997.   Accordingly, he has forfeited all shares
    under option that were not vested to him on that date.

    Employee Stock Option Plan

         In May 1993, the Company adopted the Duckwall-
    ALCO Stores, Inc. Incentive Stock Option Plan (the "Plan") to encourage key employees of the Company to participate in the ownership of the Company and promote the success of the business of the Company. Presently, 200,000 shares of Common Stock are authorized for issuance upon exercise of options under the Plan. The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock. The Plan is administered by the Compensation Committee consisting of not less than two nor more than five members of the Board of Directors who are appointed by the Board. The price of each option shall be its fair market value as determined by the Compensation Committee if the Common Stock is not traded on a public market. Employees of the Company eligible to receive options are those selected by the Compensation Committee in its sole discretion on the basis that such employees have made material contributions to the successful performance of the Company in the past, or are expected to make material contributions in the future.

         Of the 200,000 shares of Common Stock available under the Plan, an aggregate of 187,525 shares were subject to options as of April 4, 1997.

    Compensation Committee Report

         This report has been prepared by the Compensation Committee of the Board of Directors, which has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During Fiscal 1997, the Compensation Committee was composed of three independent outside directors, none of whom is an officer or employee of the Company. The Chief Executive Officer of the Company, and certain other executive officers of the Company, may attend meetings of the Compensation Committee, but are not present during discussions or deliberations regarding their own compensation. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request.

         Compensation Policy. The Company's executive compensation policy is premised upon three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable the Company to achieve both its short and long-term earnings growth and return on investment objectives; (2) to create incentives to achieve Company and individual performance objectives through the use of performance-based compensation programs; and (3) to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

         In determining the structure and levels of each of the components of executive compensation needed to achieve these goals, the Compensation Committee considers all elements of the compensation package in total, as well as the individual components thereof. As more fully described below, the determination of such levels of executive compensation is a subjective process in which the Compensation Committee considers many factors including the Company's performance (as measured by earnings growth and return on investment, among other factors) and the individual executive's specific responsibilities, historical and anticipated personal contribution to the Company's business, and length of service with the Company. In addition, the Compensation Committee considers publicly available executive compensation data for comparable positions in companies believed to be most comparable for purposes of executive compensation. The levels of compensation paid by the Company to its executive officers were matched to comparable positions of executives at comparable companies and a competitive level for the total compensation package and relevant individual components was determined.

         Compensation Components.  The Company's
    compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the compensation program for executive officers are base salary, annual incentive bonuses, and employee stock options. Management has been granted options in the past to provide linkage between executive pay and corporate performance and to provide incentive to continue employment with the Company. The Compensation
    Committee believes that the total compensation package awarded to top management is fair based upon the total compensation packages awarded to top management at comparable companies.

         Base Salary. The Compensation Committee reviews each executive officer's base salary from the previous year and, in determining whether to adjust base salary levels, takes into account the Chief Executive Officer's recommendations and assessments of each executive's growth and effectiveness in the performance of his or her duties and the Company's performance. For Fiscal 1997, base salary levels for the executive officers were increased by approximately two to three percent from Fiscal 1996 levels. These salaries were based upon the Compensation Committee's analysis of the Company's performance, including a review of the Company's revenues, earnings, return on investment and new store openings for the prior year. An analysis of the role played by each individual executive in generating the Company's performance included a consideration of the executive's specific responsibilities, contributions to the Company's business, and length of service. The Compensation Committee also considered publicly available executive compensation data for comparable positions in comparable companies. Base pay levels for the executive officers are competitive within a range that is considered in the Compensation Committee's judgment, to be reasonable and necessary.

         Annual Incentive Bonus. The Company's executive officers and certain other employees of the Company who, in the discretion of the Chief Executive Officer, are considered to be in a position to significantly influence the Company's results or operations and level of profits are eligible to receive annual incentive bonus awards under the Company's incentive bonus program. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The selection of the persons eligible to participate in the incentive bonus program is necessarily subjective in nature and is made after taking into account management's assessment of each person's level of responsibility. The incentive program establishes a bonus pool at the beginning of each year which is included in the Company's operating budget for that year. Each of the participants in the incentive program is evaluated based upon a number of criteria related to management skills and personal characteristics. In addition, each participant is evaluated based upon his or her accomplishments for the year compared to the goals that were established at the end of the previous year. The size of the bonus pools, the persons who are eligible to receive bonuses, the targets established for bonus participants and the amount of bonus payments can vary from year to year and are subject to the discretion of the Compensation Committee and management.

         Stock Options. Since the Company's policy is to retain qualified individuals to enable the Company to achieve both short- and long-term earnings growth, it is important that there be a long-term component of the compensation policy. The Company's Incentive Stock
    Option Plan which was approved by the Stockholders in 1993, provides the vehicle for addressing long-term rewards. The Compensation Committee administrates the Stock
    Option Plan. The Chief Executive Officer provides recommendations to the Compensation Committee who may grant the options at any time. The options permit the holder to purchase shares of the Company's stock at a price equal to the fair market value of the Stock at the time of the grant. Thus, the options gain value only to the extent the stock price exceeds the option price. To date, all of the options that have been granted become exercisable in equal amounts over a four-year period beginning one year subsequent to the grant date. The Compensation
    Committee has recommended to the Board of Directors and the Board has adopted a resolution to submit to the Stockholders at this meeting an amendment to the Stock
    Option Plan to increase the number of shares in the plan
    (see Item 3).

    Compensation Committee:

    Robert C. Amenta
    Robert L. Barcum
    William J. Morgan

    Compensation Committee Interlocks

         Robert C. Amenta, Robert L. Barcum and William J.
    Morgan each served on the Compensation Committee of the Board of Directors during the 1997 Fiscal Year.

         Robert C. Amenta and William J. Morgan, directors of the Company, are employees of Pacholder Associates, Inc., an investment advisor to the Kansas Public Employees Retirement System ("KPERS"). As of March 14, 1997,
    KPERS owned 1,017,134 shares of Common Stock.

    Insider Participation

         Dennis A. Mullin is President and Chief Operating
    Officer of Steel & Pipe Supply Co., Inc. Mr. Mullin is also a partner in or stockholder or officer of five partnerships or corporations which own stores leased to the Company.
    During the 1997 Fiscal Year, the Company paid fixed rentals aggregating approximately $585,066 and percentage rentals aggregating approximately $140 to these entities. The
    Company also pays the taxes, insurance and maintenance on the stores leased from these entities. Each of the store leases has a remaining term of more than one year.

         Robert L. Barcum is President of Applied Intelligence Group, Inc. ("AIG"), a computer consulting firm. During the 1996 Fiscal Year, the Company entered into contracts with AIG totaling $982,000 for the purchase of software and services related to upgrading the Company's point-of-sale systems. At year-end, the Company had paid AIG $952,856 toward the contracts and $3,675 in associated expenses.
    The Company has used AIG as a source for point-of sale software and related services since 1987.

         Glen L. Shank, James E. Schoenbeck, Charles E.
    Bogan and Bryan M. DeCordova were four of the six members of the administrative committee of the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan"). Mr. DeCordova resigned as a member of the committee effective on March 21, 1997. On May 29,
    1991, the Plan purchased 327,350 shares of Common Stock from the Company for $1,300,000 in cash. On March 14, 1997, the plan owned 81,553 shares of Common Stock. See "Ownership of Duckwall Common Stock."

    Company Performance

         The following graph compares the cumulative total return of the Company, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Stocks Index (dividends reinvested). The graph assumes $100 was invested on October 27, 1994 in Duckwall-ALCO Stores, Inc., Common Stock, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Stocks Index (the "Peer Group").

    Comparative Total Stock Returns
                                                 0/24/94     1/29/95
1/28/96        2/2/97
    Duckwall-ALCO Stores, Inc.    100    102.778     108.333     145.833
    Nasdaq Composite Index          100      97.497      137.789    180.642
    Nasdaq Retail Stock Index        100      90.123      101.859    125.271

         Based upon the data reflected in the table, a $100 investment in the Company's stock would have returned a total return value of $145.83 at year-end, as compared to $180.64 for the Composite Nasdaq Index and $125.27 for the Nasdaq Retail Stock Index.

         There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.

    OWNERSHIP OF DUCKWALL COMMON STOCK

         The following table sets forth certain information as of March 14, 1997 (as of December 31, 1996 for Heartland Advisors, Inc., Wellington Management Company LLP, and
    Putnam Investments, Inc.) regarding the beneficial ownership of Duckwall Common Stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's Common Stock, by each director of the Company, by each executive officer named in the Summary Compensation Table under "Executive
    Compensation and Other Information--Executive
    Compensation" and by all directors and officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be, or by documents filed with the Securities and Exchange Commission.

                                                                       Amount
and Nature of            Percentage of
    Name                                                      Beneficial
Ownership (1)  Shares Outstanding





    Glen L. Shank
(1)(2)(3)
16,212                         *
    James E. Schoenbeck (1)(2)(4)
11,856                          *
    Bryan M. DeCordova (1)(2)(5)
8,456                          *
    James R. Fennema
(1)(6)
8,275                          *
    Charles E. Bogan
(1)(2)(7)
8,787                          *
    Dennis A. Mullin (8)
123,177                     2.42
    Robert L. Barcum
(9)
0                          *
    William J. Morgan
(10)
0                          *
    Robert C. Amenta
(10)
0                          *
    KDF, a Kansas Nominee (10)
1,017,134                   19.98
    Boatmen's Trust Company, as Trustee for
    Duckwall-ALCO Profit Sharing Plan & Trust (2)
81,553                     1.60
    Heartland Advisors, Inc.(11)
330,000                     6.48
    Wellington Management Company LLP (12)
329,000                    6.46
    Putnam Investments, Inc. (13)
253,750                    4.99
    All directors and officers as a group ( 9 in group)
176,763                    3.47

    ____________________________
    [FN]
    *    Less than one percent.

             (1)  The address for this person is 401 Cottage Street,
    Abilene, Kansas   67410-6129.

             (2)  Glen L. Shank, Chairman of the Board and President
    of the Company,   James E. Schoenbeck, a Vice President
    of the Company, Charles E.  Bogan, a Vice President of
    the Company and Bryan M. DeCordova, a      Vice
    President of the Company, were four of the six members of
    the     administrative committee of the Duckwall-ALCO
    Stores, Inc. Profit Sharing      Plan and Trust (the "Profit
    Sharing Plan"), however each has disclaimed     beneficial
    ownership of any shares of Common Stock owned by the
    Profit  Sharing Plan. Further, Mr. DeCordova resigned as a
    member of the     committee effective on March 21, 1997.
    The address of the Profit Sharing     Plan is Boatmen's
    Trust Company, Trustee, 10th and Baltimore, P.O. Box
       419038, Kansas City, Missouri 64183.

             (3)  Mr. Shank owns options to purchase 24,250 shares
    of Common Stock.       Of those options, 10,375 are
    currently exercisable and 2,437 more become exercisable on April 28, 1997.

             (4)  Mr. Schoenbeck owns options to purchase 17,675
    shares of Common  Stock.  Of those options, 7,606
    are currently exercisable and 1,750 more   become
    exercisable on April 28, 1997.

             (5)  Mr. DeCordova owned options to purchase 16,425
    shares of Common  Stock.  Of those options, 7,156
    were exercisable on March 21, 1997, the    date of his
    resignation.

             (6)  Mr. Fennema owns options to purchase 13,300
    shares of Common Stock.     Of those options, 5,125
    are currently exercisable and 1,250 more become exercisable on April 28, 1997.

             (7) Mr. Bogan owns options to purchase 12,850 shares of Common Stock. Of those options, 5,825 are currently exercisable and 1,312 more become exercisable on April 28, 1997.

             (8)  Dennis A. Mullin owns 4,000 shares of Common
    Stock and is the  President and Chief Operating Officer of
    Steel & Pipe Supply Co., Inc.,   which owns 112,497
    shares of Common Stock. The address of Steel &  Pipe
    Supply Co., Inc., is 555 Poyntz, Manhattan, Kansas 66502.
    Mr.     Mullin is also an executive officer of Manhattan
    Buildings, Inc. and Business Buildings, Inc. each of which own 840 shares of Common Stock. Mr. Mullin is also an executive officer of MBI, Inc., which owns 5,000 shares of Common Stock.

             (9) The address for Mr. Barcum is Applied Intelligence Group, Inc., 13800 Benson Road, Edmond, Oklahoma
    73013.

             (10) KDF is the nominee holder of shares of Common Stock on behalf of the Kansas Public Employees
    Retirement System ("KPERS").  KPERS,  Pacholder
    Associates, Inc. ("Pacholder") and Portfolio Advisers, Inc.
       ("PAI"),  share investment and voting power with
    regard to these shares. Pacholder and PAI are
    investment advisors to KPERS. In the event KPERS terminated either such arrangement, the terminated advisor would no longer have any such power with respect to these shares.  William J. Morgan and Robert C. Amenta
    are the President and Senior Vice President,
    respectively, of Pacholder. Each of these individuals has disclaimed beneficial ownership of all shares of
    Common Stock beneficially owned by Pacholder, KDF
    and KPERS. The address of KPERS is c/o Pacholder Associates, Inc., Bank One Towers, 8044 Montgomery
    Road, Suite 382, Cincinnati, Ohio 45236. The address of PAI is 9 Old Kings Highway South, P.O. Box 1224,
    Darien, Connecticut    06820-1224.

             (11) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

             (12) The address of Wellington Management Company
    LLP is 75 State Street, Boston, Massachusetts  02109.

             (13) The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

    ITEM 2

    PROPOSED AMENDMENT TO THE ARTICLES OF
    INCORPORATION OF THE COMPANY

         The Company currently has no class of Preferred
    Stock authorized. Under the proposed amendment, a new class of Preferred Stock, consisting of ten million (10,000,000) shares of the par value of one dollar ($1.00) per share (the "Preferred Stock"), would be issuable in such series as the Board of Directors may by resolution authorize, with such rights, preferences and privileges (including voting rights) as the Board may determine. The Preferred Stock may be issued without further stockholder approval by the Board of Directors, which would be empowered to fix the terms of each series of Preferred Stock authorized for issuance by it, including:

         (i) the distinctive series designation and number of shares which shall constitute such series;

         (ii) the dividend rate and payment dates for such series;

         (iii) the redemption provisions and price or prices, if any, for such series;

         (iv) the obligation, if any, of the Company to retire shares of such series;

         (v) the terms and conditions, if any, on which shares of such series shall be convertible into, or exchangeable for, shares of stock or any other securities, including the price or prices, or the rates of exchange (including adjustments) thereof;

        (vi) the amounts payable to holders of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

         (vii) the voting rights, if any, including, among other possibilities, (a) the right to elect, as a series or class, one or more directors, or (b) one or multiple votes per share on all matters; and

         (viii) any other powers, preferences, privileges and qualifications, limitations or restrictions of such series.

              The purpose of authorizing a class of Preferred Stock is to provide additional authorized capital stock which may be issued for such corporate purposes as the Board of Directors may determine to be desirable, including, without limitation, future financings, investment opportunities, acquisitions, the declaration of stock splits, stock dividends or other distributions or for other corporate purposes.

              Authorization for such additional shares will enable the Company, as the need arises, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders. Unless required by law, no further authorization by vote of stockholders will be sought for any such share issuance.

              The authorized but unissued shares of Preferred Stock could be used by the Board of Directors to make more difficult a change in control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. In addition, the Board could authorize holders of a series of Preferred Stock to cast more than one vote per share or to vote as a class, either separately or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

              Furthermore, the amendment might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the company's assets or a similar transaction that may not be in the best interest of all of the stockholders, since the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. In this respect, certain companies have recently issued preferred stock as a dividend to the holders of their Common Stock having terms designed to protect against the adverse consequences to stockholders of partial takeovers and front-end loaded, two-step takeovers and freeze-outs. Partial takeovers involve the acquisition of a majority, but less than all, of the outstanding voting shares; front-end loaded, two-step takeovers involve the payments of higher per share consideration for a majority of the voting shares acquired in the first-step, which has the effect of putting pressure on stockholders to sell during the first step in order to avoid obtaining a lower price in the second step; and freeze-outs involve the acquisition of the remaining equity interest in a company through the forced elimination of the minority stockholders by means of a merger, reverse stock-split, sale of assets or dissolution. The Preferred Stock would be available to prevent the adverse consequences of such transactions.

         The Board of Directors recommends that you vote for approval of the amendment to the Articles of Incorporation of the Company to authorize issuance of Preferred Stock.

    ITEM 3

     PROPOSED AMENDMENT TO THE DUCKWALL-ALCO
    STORES, INC. 1993 STOCK OPTION PLAN

         During the 1994 fiscal year, the Board of Directors of the Company adopted and the stockholders approved, the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan
    ("Plan"). In the opinion of the Board of Directors, the availability of a stock option plan will encourage key employees of the Company to participate in the ownership of the Company and provide additional incentive for such employees to promote the success of the business of the Company through sharing in the future growth of such business. The Board of Directors of the Company has adopted a proposed amendment to the Plan whereby a maximum of 450,000 shares of Common Stock, rather than 200,000 shares, may be issued upon exercise of options under the Plan.

    Description of the Plan

         Shares Subject to Options. A maximum of 200,000 shares of Common Stock may be issued upon exercise of options under the Plan. The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock. In the event the Company shall not be the surviving corporation in any merger, consolidation or reorganization, or in the event of acquisition by another corporation of all or substantially all of the assets of the Company, every option outstanding hereunder may be assumed (with appropriate changes) by the surviving, continuing, successor or purchasing corporation, as the case may be, subject to any applicable provisions of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (the "Code") or replaced with new options of comparable value in accordance with the applicable provisions of the Code.

         Administration. The Plan is to be administered by the Compensation Committee ("the Committee") consisting of not less than two nor more than five members of the Board of Directors who are appointed by the Board. The
    Committee will be composed solely of members of the Board of Directors who are not employees of the Company and therefore are not eligible to receive options under the Plan. Subject to the provisions of the Plan, the Committee has sole authority to determine which employees will be granted options, when the options will be granted, the time or times when options will be exercisable, the duration of the options and the form of the option agreement.

         Option Price. The option price of each option is determined by the Committee, but in no event shall the price be less than the greater of (a) the par value of the Common Stock or (b) 100% of the fair market value of the Common
    Stock on the day the option is granted. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between he average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.

         Eligible Employees. Key employees of the Company, as selected by the Compensation Committee in its sole discretion on the basis that such employees have made material contribution within the past, or who are expected to make material contributions in the future, to the successful performance of the Company, are eligible to participate in the Plan. The total number of employees of the Company as of April 29, 1994 was approximately 3500.

         Maximum Option Term. No option to be granted under the Plan may be exercised after the expiration of five years from the date of grant.

         Nontransferability.   No option is transferable by the
    optionee except by will or by the laws of descent or distribution.

         Exercise of Options. Options under the Plan are exercisable at the times and on the terms and conditions set forth in the option agreement. Under certain circumstances involving the merger, consolidation or reorganization of the Company, or its liquidation or sale of substantially all of its assets, the Plan provides that the Committee may provide that each optionee shall, within a 30-day period, exercise all or any part of the options granted. In addition, if a single stockholder or group of stockholders deemed to constitute a "person" under the securities laws acquires more than 33% of the shares of Common Stock, or less than a majority of the directors are persons who were either nominated or selected by the Board of Directors, then the Committee may accelerate the time during which any option outstanding under the Plan will be exercisable in full.

         The Plan provides that each option is exercisable only by the optionee during his lifetime. In the event of the optionee's death while he is an employee of the Company
    (or within thirty days after the date of which such optionee ceases to be so employed), unless otherwise provided by the Committee in the option grant, the option, to the extent still in effect and unexercised, may be exercised in whole or in part by the person to whom the optionee's rights in the option pass by will or by the laws of descent and distribution within twelve months following the death of the optionee, but in no event later than the expiration date specified in the respective stock option agreement.

         Ownership Limitations. Any person who owns 10% or more of the voting power of the Common Stock may not receive any option unless the exercise price of such option is at least 110% of the fair market value of the Common Stock on the date of grant and unless such option cannot be exercised more than 5 years from the date of grant.

         Options are subject to the limitation that the aggregate fair market value of the Common Stock with respect to which stock options may be first become exercisable in any year may not exceed $100,000 as to any individual holder.

         Termination of Options. Options will terminate within thirty days of the date of termination of employment for any reason other than death, but in no event later than the expiration date specified in the respective stock option agreement.

         Amendments. The Board of Directors may amend, modify or terminate the Plan without the approval of stockholders, except that stockholder approval will be required for any amendment which would (I) increase the maximum number of shares of Common Stock subject to the Plan, except adjustments made by reason of stock splits, stock dividends or made upon changes in capitalization, (ii) alter the eligibility requirements for the optionees under the Plan, (iii) extend the duration of the Plan or (iv) change the provisions of the Plan with respect to the determination of the option price. In addition, no amendment, modification or termination of the Plan may be made which would adversely affect the rights of any optionee under any then outstanding options granted under the Plan without the consent of such optionee.

         Duration. No option may be granted under the Plan after May 18, 2003.

         Federal Income Tax Consequences. In general, the grant of an option under the Plan does not result in any Federal income tax consequences to the Company or to the optionee. In addition, the exercise by an optionee of an option under the Plan does not generally result in any Federal income tax consequences to the optionee except that, for purposes of determining the alternative minimum taxable income of the optionee, if the stock received on the exercise of an option granted under the Plan by an optionee is substantially vested within the meaning of the Code, then the excess, if any, of the fair market value of the Common Stock received upon the exercise of the option at the time of exercise over the amount paid for such Common Stock is included in the determination of the optionee's alternative minimum taxable income for the year in which the option is exercised. If the stock received upon exercise of an option granted under the Plan is not substantially vested within the meaning of the Code, then the alternative minimum tax consequences associated with exercise of the option generally are taken into account in the year the Common
    Stock becomes substantially vested.

         Upon the sale of the Common Stock received pursuant to the exercise of an option granted under the Plan ("option stock"), an optionee will generally recognize either a taxable gain equal to the excess of the amount realized from the sale over the optionee's basis in the shares of option stock, or a taxable loss equal to the excess of the optionee's basis in the shares of option stock over the amount realized from the sale. Such gain or loss from the sale of option stock will generally be considered gain or loss from the sale of a capital asset, provided that such sale does not occur within two years from the date the option is granted or within one year from the date the option is exercised, and that the option stock is held for investment purposes.

         However, if an optionee sells shares of option stock prior to the expiration of two years from the date the option is granted or prior to the expiration of one year from the date the option is exercised, then the optionee generally will recognize ordinary income in the year the option stock is sold in an amount equal to the difference between the lesser of (1) the fair market value of the shares of option stock on the date of exercise, and (2) the amount realized on the sale of the option stock, and the exercise price. The excess, if any, of the amount realized on the sale of the option stock over the fair market value of the option stock on the date of exercise will generally be considered gain from the sale of a capital asset if the shares are held for investment purposes.

         For purposes of computing an optionee's alternative minimum taxable income in the year the option stock is sold, the optionee's basis in the option stock is increased by the amount included in the determination of alternative minimum taxable income as a result of the receipt of such option stock.

         The Company does not generally realize any income tax consequences on the issuance or exercise of options under the Plan; however, if an optionee sells option stock prior to the expiration of two years from the date the option is granted or prior to the expiration of one year from the date of exercise, the Company may deduct an amount equal to the amount included in the optionee's ordinary income, provided the Company satisfies applicable information reporting and income and payroll tax withholding requirements.

         Miscellaneous Information. To the extent that any option remains unexercised upon its termination or expiration, the shares subject to such option will again be available for the granting of other options under the Plan.

         The Plan does not contain any provisions requiring an optionee to hold the optioned stock for any period after exercise of the option. However, such a provision may be included in any option agreement relating to an option granted by the Committee.

    Plan Benefits

         Directors who are not executive officers or employees of the Company are not eligible to receive options under the Plan. The dollar value and number of options which will be received by the five individuals named in the Summary Compensation Table (other than Mr. DeCordova) are not currently determinable due to the discretionary nature of the Plan. The Plan provides that all employees of the Company are eligible to receive Plan benefits and that the Committee has sole authority to determine which employees will be granted options under the Plan. As of the date hereof, the Committee has not decided which employees, if any, will be granted such options.


         The Board of Directors recommends that you vote for approval of the amendment to the Duckwall- ALCO Stores, Inc. 1993 Stock Option Plan.

    ITEM 4

    RATIFICATION OF SELECTION OF INDEPENDENT
    PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Board's Audit Committee, has selected the independent certified public accounting firm of KPMG Peat Marwick LLP as Duckwall's independent auditors to audit the books, records and accounts of the Company for the year ending February 1, 1998. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

         KPMG Peat Marwick LLP has served as the
    Company's independent auditors since 1969. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.

         The Board of Directors recommends that you vote for approval of the selection of KPMG Peat Marwick LLP.


    COMPLIANCE WITH SECTION 16(a) OF THE
    SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934
    (the "Exchange Act") requires Duckwall's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in Duckwall
    Common Stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10% stockholder who is a trustee and has a pecuniary interest
    (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. Securities and Exchange
    Commission
     regulations require directors, executive officers, greater than 10% stockholders and reporting trusts to furnish Duckwall with copies of all Section 16(a) reports they file.

         To Duckwall's knowledge, based solely upon review of the copies of such reports furnished to Duckwall and written representations that no other reports were required, during the 1997 Fiscal Year all Section 16(a) filing requirements applicable to its directors, executive officers, greater than 10% stockholders and reporting trusts were complied with.


    OTHER BUSINESS OF THE MEETING

         The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual
    Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.


    ANNUAL REPORT

         Duckwall's Annual Report to Stockholders, containing financial statements for the year ended February 2, 1997, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.


    STOCKHOLDER PROPOSALS FOR 1998 ANNUAL
    MEETING

         It is presently anticipated that the 1998 Annual
    Meeting of Stockholders will be held on May 21, 1998. Stockholder proposals intended for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders must be received at the Company's offices, located at 401
    Cottage Street, Abilene, Kansas, 67410-0129, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 31, 1997. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary of Duckwall.


    By Order of the Board of Directors

    /s/ Charles E. Bogan
    Charles E. Bogan
    Secretary

    May 1, 1997
    Abilene, Kansas

    DUCKWALL- ALCO STORES, INC.
    ANNUAL MEETING May 22, 1997
    THIS PROXY IS SOLICITED BY THE BOARD OF
    DIRECTORS

    The undersigned stockholder of Duckwall-ALCO Stores, Inc., a Kansas Corporation, appoints Mr. Glen L. Shank and
    Mr. Charles E. Bogan or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the offices of the Company, 401 Cottage Street, Abilene, Kansas, on
    May 22, 1997 at 10:00 A.M. CDT and at any adjournment thereof, with all the power the undersigned would possess if personally present, as follows:

    1.  Election of Directors:

         [   ]      FOR ALL NOMINEES LISTED BELOW (Except as
                     marked to the contrary below)
                     Glen L. Shank          Dennis A. Mullin    William J.
Morgan
                     Robert C. Amenta    Robert L. Barcum

        [   ]       WITHHOLD AUTHORITY (to vote for all
                      nominees listed below)
                      Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in this space.
                      _____________________________________________









  FOR    AGAINST     ABSTAIN

    2.   Amendment to the Articles of
         Incorporation of the Company to grant
         to the Company the authority to issue
         up to 10 million shares of Preferred
         Stock,  at its discretion.                                    [
]             [   ]                 [   ]

    3.   Amendment to the Duckwall-ALCO
         Stores, Inc. 1993 Stock Option Plan.                [
]
[   ]                 [   ]

    4.   Ratification of the selection of
         KPMG Peat Marwick LLP as auditors
         for the Company.                                               [
]             [   ]                 [   ]


    THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND
    4 IF NO INSTRUCTIONS TO THE CONTRARY IS
    INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-
    IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH
    OTHER BUSINESS AS PROPERLY MAY COME BEFORE
    THE MEETING.


                        Dated___________________________, 1997


                        _____________________________________


                        _____________________________________
                        Please sign name as name
                        appears.  If signing as a
                        representative, please include capacity.